                                                                     EXHIBIT 4.5

           THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (i) PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND APPLICABLE STATE LAW OR (ii) IF THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OR QUALIFICATION UNDER SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

WARRANT 1 (48,430 SHARES COMMON STOCK)                           AUGUST 13, 2002

                        COMMON STOCK PURCHASE WARRANT OF
                               CYBERKINETICS, INC.

SECTION 1. WARRANT RIGHT; VESTING.

      1.1 Cyberkinetics, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Brown University Research Foundation (the "Holder"), or its successors and permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time before 5:00 p.m., Providence, Rhode Island time, on August 13, 2007, (the "Expiration Date"): 48,430 fully paid and non-assessable shares of Common Stock, par value $0.0001 (the "Warrant Number"). at a purchase price per share of US$0.10 (the "Purchase Price"). This Warrant has been issued to the Holder pursuant to Section 2.3(a) of a certain License Agreement, dated as of August 13, 2002, among the Company, the Holder, and Massachusetts Institute of Technology (the "License Agreement").

      1.2 For the purpose of this Warrant, a "Vesting Event" means the occurrence of the following; (i) the Company exercises the Option under Section
2.3 of the License Agreement to acquire an exclusive license to an Additional Invention and (ii) such additional invention is licensed to the Company in accordance with Section 2.3 of the License Agreement. This Warrant will vest with respect to (1) 12,108 shares upon the first Vesting Event; (ii) 12,108 shares upon the second Vesting Event; (iii) 12,108 shares upon the third Vesting Event; and (iv) 12,106 shares upon the fourth Vesting Event Shares vested under this Section 1.2 shall remain vested until the Expiration Date.

SECTION 2. EXERCISE: NET ISSUANCE PROVISION.

      2.1 EXERCISE. This Warrant may be exercised in full or in part at any time or from time to time until the Expiration Date by the Holder to the extent it is vested (as set forth in Section 1.2, above), hereof by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder) to the Company at its principal office, accompanied by payment, in cash or by certified or bank check payable to the order of the Company in the amount obtained by multiplying (a) the number of shares of Common Stock designated to be

                                             Warrant to Purchase Common Stock- 1
purchased by the Holder in that subscription form by (b) the Purchase Price. On any partial exercise of this Warrant, the Company, at its expense, will forthwith issue and deliver to the Holder hereof a new Warrant of like tenor, providing in the aggregate on the face thereof for the number of shares of Common Stock for which such Warrant may still be exercised.

      2.2 NET ISSUANCE.

            (a) The Holder shall also have the right (the "Conversion Right") to cause the Company to convert this Warrant, in whole or in part, at any time prior to the Expiration Date, into shares of Common Stock as provided for in this Section 2.2 (to the extent that this Warrant is vested as set forth in Section 1.2, above). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Purchase Price for the shares of Common Stock then issuable upon exercise of this Warrant (the "Warrant Shares") in effect immediately prior to the exercise of the Conversion Right from the aggregate fair market value for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (y) the Purchase Price.

            (b) The Conversion Right may be exercised by the Holder, at any time, or from time to time, prior to the Expiration Date, on any business day by surrender of this Warrant and delivery of a written notice in the form annexed hereto (duly executed by the Holder) (the "Conversion Notice") to the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion and (ii) a place and date not more than twenty business days from the date of the Conversion Notice for the closing of such purchase.

            (c) At any closing under this Section 2.2, (i) the Holder will surrender the Warrant, and (ii) the Company will deliver to the Holder a certificate for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, as provided in Section 3 below.

SECTION 3. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise conversion of this Warrant, and in any event within twenty days thereafter, the Company, at its expense (including the payment by it of any applicable issue or stamp taxes), will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which such Holder shall be entitled on such exercise, in such denominations as may be requested by such Holder, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value (as determined in good faith by the Board of Directors of the Company) of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise or conversion pursuant to Section 2.

SECTION 4. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY; RECLASSIFICATION, ETC. In case, at any time, or from time to time, the Holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive shall have become entitled to receive), without payment therefor, (i) other or additional stock or other securities or property (other than cash) by way of dividend, (ii) any cash (excluding cash dividends payable out of earnings or earned surplus of the Company), or (iii) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification,

                                             Warrant to Purchase Common Stock- 2
recapitalization, combination of shares of similar corporate rearrangement, other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 6), then and in each such case the Holder of this Warrant, on the exercise or conversion hereof as provided in Section 2, shall be entitled to receive the amount of stock and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 4) which such Holder would hold on the date of such exercise if on the date hereof he had been the Holder of record of the number of shares of Common Stock called by this Warrant (adjusted to the shares actually issued to the Holder upon exercise of the Conversion Right) and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by
Section 5 and Section 6 hereof.

SECTION 5. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

      5.1 GENERAL. In case, at any time or from time to time, the Company shall
(i) effect a reorganization, (ii) consolidate with or merge into any other person in which the Company is not the surviving entity, or (iii) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the Holder of this Warrant, on the exercise or conversion hereof as provided in Section 2 at any time within ten business days after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock issuable on such exercise prior hereof to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised or converted this Warrant immediately prior to such reorganization, consolidation, merger or transfer of all or substantially all of the Company's property or assets.

      5.2 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in Section 5.1, and in the event that this Warrant is not exercised in accordance with the provisions of Section 5.1, then this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

SECTION 6. ADJUSTMENT FOR EXTRAORDINARY EVENTS. In the event that the Company shall (i) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock ("Additional Shares"), then, in each such event, the Warrant Number shall, simultaneously with the happening of such event, be adjusted to reflect such event to allow the Holder hereof to exercise or convert this Warrant with respect to such Additional Shares.

SECTION 7. NO IMPAIRMENT. The Company will not, by amendment of its Amended or Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any the terms of this Warrant, but will at all times in good faith

                                             Warrant to Purchase Common Stock- 3
assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment due to such event. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefore on such exercise, (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all of the Warrants from time to time outstanding, and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall, pursuant to Section 5 hereof, expressly assume in writing and will be bound by all the terms of this Warrant

SECTION 8. NOTICES OF RECORD DATE, ETC. In the event of

            (a) any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will, at least ten calendar days before such event, mail or cause to be mailed to the registered Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities of other property deliverable on such reorganization, reclassification. recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any, stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.

SECTION 9. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock from time to time issuable on the exercise of the Warrant.

SECTION 10. TRANSFER OF WARRANT. THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (i) PURSUANT TO AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND APPLICABLE STATE LAW OR (ii) IF THE PROPOSED SALE, TRANSFER OR ASSIGNMENT

                                             Warrant to Purchase Common Stock- 4

MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION OR QUALIFICATION UNDER SUCH APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

SECTION 11. LOCK-UP; REGISTER OF WARRANTS.

      11.1 The holder of this Warrant agrees not to sell or otherwise transfer any shares of Common Stock issued or issuable upon exercise of this Warrant for a period of up to 180 days following the closing of the Company's initial public offering, provided the underwriters of the offering have requested that directors, executive officers and other stockholders of the Company agree not to sell or transfer shares of Common Stock during such period.

      11.2 The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder hereof), a register for the Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

SECTION 12. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or utilization of this Warrant and, in the case of any such loss, theft or distribution of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

SECTION 13. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

SECTION 14. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer or any warrant or of any shares of Common Stock issued or issuable upon the exercise or conversion of this Warrant in any manner which interferes with the timely exercise of this Warrant.

SECTION 15. NO RIGHTS OR LIABILITIES AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company; provided that nothing herein shall be construed to affect any rights a Holder hereof may have under the Agreement. No provision of this Warrant and no mere enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 16. NOTICES, ETC. All notices and other communications from the Company to the registered Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or at the address shown on such Holder's Warrant.

SECTION 17. FAIR MARKET VALUE. For the purposes of this Agreement, the fair market value of shares of Common Stock shall be determined in good faith by the Board of Directors of

                                             Warrant to Purchase Common Stock- 5

Cyberkinetics, with regard to comparable sales of and other transactions relating to the Company's securities.

SECTION 18. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the general corporate laws of the State of Delaware. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is the entire agreement of the parties with respect to its subject matter. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Executed under seal as of the date first written above.

                                          CYBERKINETICS, INC.

                                          /s/ Tim Surgenor
                                          --------------------------------------
                                          Tim Surgenor
                                          President and Chief Executive Officer

Accepted and Agreed:

BROWN UNIVERSITY RESEARCH FOUNDATION

                                             Warrant to Purchase Common Stock- 6

                              FORM OF SUBSCRIPTION
       (To be signed only on exercise of Warrant pursuant to Section 2.1)

                               CYBERKINETICS, INC.

      The undersigned, the Holder of the Warrant attached hereto, hereby irrevocably elects to exercise this Warrant pursuant to Section 2.1 thereof for, and to purchase thereunder,________ shares of Common Stock of Cyberkinetics, Inc. and herewith makes payment of $_________ in cash.

Dated: ___________

                                        _________________________________
                                        (Signature)

                                        _________________________________
                                        (Name)

                                        _________________________________
                                        (Address)

                               FORM OF CONVERSION
     (To be signed only upon conversion of Warrant pursuant to Section 2.2)

                               CYBERKINETICS, INC.

      The undersigned, the Holder of the Warrant attached hereto, hereby irrevocably elects to convert this warrant pursuant to Section 2.2 thereof, into shares of Common Stock of Cyberkinetics, Inc.

Dated:____________

                                        _________________________________
                                        (Signature)

                                        _________________________________
                                        (Name)

                                        _________________________________
                                        (Address)

                                             Warrant to Purchase Common Stock- 8

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto ________________the right represented by the within Warrant to purchase _______ shares of Common Stock of Cyberkinetics, Inc. to which the within Warrant relates, and appoints______________________attorney to transfer such right on the books of Cyberkinetics, Inc. with full power of substitution in the premises.

Dated:____________________

                                        _________________________________
                                        (Signature)

                                        _________________________________
                                        (Name)

                                        _________________________________
                                        (Address)